Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-162217) and related prospectus of América Móvil, S.A.B. de C.V., and the Registration Statement on Form F-3 (No. 333-162217-01) of Radiomóvil Dipsa, S.A. de C.V., of our report dated June 23, 2009, relating to the financial statements of TracFone Wireless, Inc. for the year ended December 31, 2008, which appears in this Form 6-K of América Móvil, S.A.B. de C.V.

/s/ BDO Seidman, LLP

Miami, Florida

April 1, 2010